UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2011

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-14880	N/A
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1055 West Hastings Street, Suite 2200

Vancouver, British Columbia, Canada V6E 2E9

and

2700 Colorado Avenue, Suite 200

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(877) 848-3866

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2011, Lions Gate Entertainment Corp. (the “Company”) along with two wholly owned subsidiaries of the Company (together, the “Acquiror”) entered into an agreement (the “Agreement”) with Carl C. Icahn and Brett Icahn (together with their affiliates, “Icahn”). Pursuant to the Agreement, among other things, the Acquiror has purchased 11,040,493 common shares of the Company (the “Common Shares”) from Icahn at a price of $7.00 per share, for aggregate cash consideration of $77,283,451.00 (the “Icahn Repurchase”).

The Agreement also provides that the Company, or any direct or indirect subsidiary of the Company designated by the Company, has the right, for 35 business days following the date of the Agreement, to designate one or more parties (each a “Purchaser”, provided that the Company may not designate itself or any of its direct or indirect subsidiaries), including pursuant to a registered offering, to purchase from Icahn up to 22,080,985 Common Shares at a price of $7.00 per share, in cash, with any brokerage commissions paid by Purchaser to a registered broker-dealer (the “Subsequent Sale”).

Icahn also agreed to refrain from selling the 1,236,938 Common Shares held by Icahn that were not sold by Icahn under the Agreement for the shorter of (the “Specified Period”): (1) the 35 business days period beginning on the date of the Agreement and (2) such shorter period, if any, ending on the date that all 22,080,985 Common Shares are sold in the Subsequent Sale.

In addition, on August 30, 2011, Icahn entered into a separate agreement with Mark H. Rachesky (together with his affiliates, “Rachesky”), a director and shareholder of the Company (the “Rachesky Agreement”).  Pursuant to the Rachesky Agreement, among other things, Rachesky has purchased 11,040,493 Common Shares from Icahn at a price of $7.00 per share, for aggregate cash consideration of $77,283,451.00 (the “Rachesky Purchase”).

Pursuant to the Agreement, the Company and Icahn agreed to cooperate to take all necessary actions to cause all currently pending litigation between or among them to be dismissed with prejudice as soon as possible following the settlement of the Icahn Repurchase and the Rachesky Purchase (the “Settlement Time”).  The Company and Icahn also agreed to a general release, as of the Settlement Time, of claims which have been or may in the future be suffered or sustained by reason of matters, facts or causes in any way relating to the Company from the beginning of time to the date of the Agreement (but generally excluding claims related to the Agreement).  The Company and Icahn also agreed, for a period beginning on the date of the Agreement and ending on the last day of the Specified Period, to refrain from making disparaging statements about the other parties to the Agreement or their directors, officers and affiliates, subject to limited exceptions. The Company also agreed to use its reasonable best efforts to secure from John Kornitzer, Kornitzer Capital Management and their respective affiliates (“Kornitzer”), and each director of the Company named in the litigation currently pending between the Company and Icahn (the “Specified Directors”) a general release in the same form as the release between the Company and Icahn in the Agreement and which includes a corresponding release of Kornitzer or such Specified Director by Icahn. The Agreement also provides that the Company will indemnify Icahn for certain losses incurred in connection with proceedings involving Kornitzer or any Specified Director up until the time Kornitzer or such Specified Director, as applicable, provides its release to Icahn.

Icahn also agreed to refrain from voting his Common Shares for the election of directors at the annual general meeting of the Company’s shareholders to be held on September 13, 2011.

The foregoing description is only a summary, is not complete, should be read together with, and is qualified in its entirety by reference to, the entire Agreement, which has been filed as Exhibit 10.81 to this Form 8-K, and is incorporated herein by reference.

Item 8.01. Other Events.

On August 30, 2011, the Company issued a press release describing the Agreement. A copy of the press release is included as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits. The following exhibits are filed as part of this report:

10.81               Agreement, dated as of August, 30, 2011, by and among Lions Gate Entertainment Corp., 0918988 B.C. Ltd, 0918989 B.C.  Ltd, Carl C. Icahn and Brett Icahn.

99.1                  Press Release, dated August 30, 2011.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 30, 2011

LIONS GATE ENTERTAINMENT CORP.

By: /s/ Wayne Levin

Name:  Wayne Levin

Title:  General Counsel

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EXHIBIT INDEX

Exhibit Number	Description
10.81	Agreement, dated as of August, 30, 2011, by and among Lions Gate Entertainment Corp., 0918988 B.C. Ltd, 0918989 B.C. Ltd, Carl C. Icahn and Brett Icahn.
99.1	Press Release, dated August 30, 2011.

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